Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-214817, 333-220015, 333-225003 and 333-232230) pertaining to equity plans of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), and Form F-3 (Registration No. 333-219614), and the related Prospectus, of our report dated March 18, 2019, with respect to the consolidated financial statements of Cellect Biotechnology, included in this Annual Report on Form 20-F for the years ended December 31, 2017 and December 31, 2018.

Tel Aviv, Israel	/s/ Kost, Forer Gabbay & Kasierer
April 3, 2020	A Member Firm of Ernst & Young Global